Exhibit 99.1

Shoals Technologies Group, Inc. Reports Financial Results for First Quarter 2022

– First Quarter Revenue Increased 49% Year-Over-Year to Record $68.0 million –
– System Solutions Revenue Grew 40% Year-Over-Year –
– Gross Margin Expanded More Than 550 bps Sequentially to 38.7% –
– Backlog and Awarded Orders Up 67% Year-Over-Year to a Record $302.3 million –
– Reaffirms Low End of Revenue Outlook Despite Industry Challenges –

PORTLAND, TN. – May 16, 2022 (GLOBE NEWSWIRE) – Shoals Technologies Group, Inc. (“Shoals” or the “Company”) (Nasdaq: SHLS), a leading provider of electrical balance of system (“EBOS”) solutions for solar, battery storage and electric vehicle charging infrastructure, today announced results for its first quarter ended March 31, 2022.

“Our results for the first quarter were in line with the outlook we provided earlier in the quarter despite an increasingly challenging environment for solar. Revenues and gross profit grew 49% and 40% versus the prior year’s quarter, respectively, and represented new records for the Company. More importantly, our gross margins increased more than 550 basis points sequentially to 38.7%, reflecting a return to our historical margin profile as we anticipated. Adjusted EBITDA grew at a slower rate than our revenues and gross profit as a result of continued investment in SG&A to support our growth initiatives,” said Jason Whitaker, Chief Executive Officer of Shoals.

Mr. Whitaker added, “We are continuing to see strong growth across our business with our backlog and awarded orders up 67% year-over-year. During the quarter we converted seven additional customers to BLA, representing as much as two gigawatts of demand and we now have six times as many BLA customers as we did a year ago. Notably, three of the seven new customers are located in international markets demonstrating our ability to convert customers outside of the U.S. to BLA.”

“Demand for the new products we introduced recently continues to grow with customer orders for our battery storage and wire management offerings being particularly strong. We remain on track to ship BLA 2.0 and high-capacity plug-and-play wire harnesses later this year. The former will have a higher average selling price per megawatt than our current product and the latter will allow us to serve a new and fast-growing application. Finally, our EV charging products are generating a lot of interest from charge point operators and fleet owners and we are anticipating significant growth in our EV order book in the near-term,” said Mr. Whitaker.

“While our products continue to win over new customers and we take share from our competitors, our business is not immune to the macro environment. Continued supply chain disruption and the recently announced Department of Commerce investigation into whether some module manufacturers are skirting import duties remain significant challenges for the industry and are resulting in project delays. The outlook we provided earlier this year reflected our expectation of continued industry headwinds which is why we continue to be comfortable with the low end of our revenue outlook, but the uncertainty posed by the Commerce Department investigation in particular, has caused us to lower the high end of our outlook,” concluded Mr. Whitaker.

First Quarter 2022 Financial Results
Revenue was $68.0 million, compared to $45.6 million for the prior-year period, an increase of 49%, driven by a 73% increase in Components revenue and a 40% increase in System Solutions revenue. The growth in Components revenue was driven by increases in shipments of battery storage products as well as shipments of solar products to a significant number of new customers. New customers typically purchase Components first, before transitioning to System Solutions. The growth in System Solutions revenue reflected strong demand for the Company’s combine-as-you-go system. System Solutions represented 69% of revenue in the quarter versus 73% in the prior-year period and 68% in the prior quarter.

Gross profit increased 40% to $26.3 million, compared to $18.8 million in the prior-year period. Gross profit as a percentage of revenue was 38.7% compared to 41.2% in the prior-year period, due to a higher mix of Components sales in the quarter which carry lower margins than System Solutions as well as higher raw material and logistics costs.

General and administrative expenses were $13.9 million, compared to $6.8 million during the same period in the prior year. This change was primarily a result of higher non-cash stock-based compensation, planned increases in payroll expense due to higher headcount to support growth and new product initiatives, and new public company costs.

Income from operations was $10.0 million, compared to $9.9 million during the same period in the prior year.

Net income was $4.6 million compared to a net loss of $8.3 million during the same period in the prior year. The change was primarily due to a loss on debt repayment in the prior year period partially offset by higher general and administrative expenses and higher interest expense in the current period. Basic and diluted net income per share was $0.02 compared to basic and diluted net loss per share of $(0.06) in the prior-year period.

Adjusted EBITDA increased 17% to $16.5 million, compared to $14.1 million for the prior-year period.

Adjusted net income was $9.0 million, compared to $8.8 million during the same period in the prior year. Adjusted diluted earnings per share was $0.05 compared to $0.05 in the prior-year period.

Backlog and Awarded Orders
The Company’s backlog and awarded orders on March 31, 2022 were $302.3 million, representing a new record for the Company and an increase of 67% and 1% versus the same time last year and December 31, 2021, respectively. The increase in backlog and awarded orders reflects continued robust demand for the Company’s products.

Full Year 2022 Outlook
Based on current business conditions, business trends and other factors, for the year ending December 31, 2022, the Company expects:
•Revenues to be in the range of $300 million to $325 million
•Adjusted EBITDA to be in the range of $77 million to $86 million
•Adjusted net income to be in the range of $45 million to $53 million
The change in the Company’s adjusted net income outlook is larger than the change in the Adjusted EBITDA outlook as a result of updated expectations for the 2022 book tax rate and interest expense for the remainder of the year to support growth and working capital requirements. A reconciliation of the Company’s non-GAAP measures to the applicable GAAP measures are found within this release.

Webcast and Conference Call Information
Company management will host a webcast and conference call on May 16, 2022, at 5:00 p.m. Eastern Time, to discuss the Company's financial results.
Interested investors and other parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company's website at https://investors.shoals.com.

The conference call can be accessed live over the phone by dialing 1-855-327-6837 (domestic) or + 1-631-891-4304 (international). A telephonic replay will be available approximately two hours after the call by dialing 1-844-512-2921 or for international callers, + 1-412-317-6671. The conference ID for the live call and pin number for the replay is 10018862. The replay will be available until 11:59 p.m. Eastern Time on May 30, 2022.

About Shoals Technologies Group, Inc.
Shoals Technologies Group, Inc. is a leading provider of electrical balance of system (“EBOS”) solutions for solar, battery storage and electric vehicle charging infrastructure. The Company’s mission is to provide innovative products that reduce the cost of installation while improving system performance, reliability and safety. At least one Shoals’ product was used on more than half of the solar energy projects installed in the U.S. in 2020. To learn more about Shoals, please visit the Company's website at https://www.shoals.com.

Investor Relations Contact
Shoals Technologies Group, Inc.
Email: investors@shoals.com
Phone: 615-323-9836

Forward-Looking Statements
This report contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, technology developments, financing and investment plans, dividend policy, competitive position, industry and regulatory environment, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” "seek," “should,” “will,” “would” or similar expressions and the negatives of those terms.
Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this report. You should read this report with the understanding that our actual future results may be materially different from what we expect.
Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP Financial Measures
(1) A reconciliation of projected adjusted EBITDA, adjusted net income, and adjusted diluted earnings per share, which are forward-looking measures that are not prepared in accordance with GAAP, to the most directly comparable GAAP financial measures, is not provided because we are unable to provide such reconciliation without unreasonable effort. The inability to provide a quantitative reconciliation is due to the uncertainty and inherent difficulty in predicting the occurrence, the financial impact and the periods in which the components of the applicable GAAP measures and non-GAAP adjustments may be recognized. The GAAP measures may include the impact of such items as non-cash share-based compensation, amortization of intangible assets and the tax effect of such items, in addition to other items we have historically excluded from adjusted EBITDA and adjusted net income per share. We expect to continue to exclude these items in future disclosures of these non-GAAP measures and may also exclude other similar items that may arise in the future (collectively, "non-GAAP adjustments").

Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”)
We define Adjusted EBITDA as net income (loss) plus (i) interest expense, net, (ii) income tax expense, (iii) depreciation expense, (iv) amortization of intangibles, (v) payable pursuant to the tax receivable agreement adjustment, (vi) loss on debt repayment, (vii) equity-based compensation, (viii) acquisition-related expenses, (ix) COVID-19 expenses and (x) non-recurring and other expenses. We define Adjusted Net Income as net income (loss) plus (i) amortization of intangibles, (ii) payable pursuant to the tax receivable agreement adjustment, (iii) loss on debt repayment, (iv) amortization of deferred financing costs, (v) equity-based compensation, (vi) acquisition-related expenses, (vii) COVID-19 expenses and (viii) non-recurring and other expenses, all net of applicable income taxes. We define Adjusted Diluted EPS as Adjusted Net Income divided by the diluted weighted average shares of Class A common shares outstanding for the applicable period, which assumes the pro forma exchange of all outstanding Class B common shares for Class A common shares.

Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS are intended as supplemental measures of performance that are neither required by, nor presented in accordance with, GAAP. We present Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS: (i) as factors in evaluating management’s performance when determining incentive compensation; (ii) to evaluate the effectiveness of our business strategies; and (iii) because our credit agreement uses measures similar to Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS to measure our compliance with certain covenants.

Among other limitations, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; in the case of Adjusted EBITDA, does not reflect income tax expense or benefit for periods prior to the reorganization; and may be calculated by other companies in our industry differently than we do or not at all, which may limit their usefulness as comparative measures.

Because of these limitations, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. You should review the reconciliation of net income to Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS below and not rely on any single financial measure to evaluate our business.

Shoals Technologies Group, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except shares and par value)

	March 31, 2022	December 31, 2021
Assets
Current Assets
Cash and cash equivalents	$2,534	$5,006
Accounts receivable, net	56,887	31,499
Unbilled receivables	16,149	13,533
Inventory, net	49,479	38,368
Other current assets	12,651	5,042
Total Current Assets	137,700	93,448
Property, plant and equipment, net	16,032	15,574
Goodwill	69,436	69,436
Other intangible assets, net	62,966	65,236
Deferred tax assets	175,539	176,958
Other assets	12,799	5,762
Total Assets	$474,472	$426,414

Liabilities and Stockholders' Deficit
Current Liabilities
Accounts payable	$17,879	$19,985
Accrued expenses	14,764	9,569
Current portion of payable pursuant to the tax receivable agreement	4,065	—
Long-term debt—current portion	2,000	2,000
Total Current Liabilities	38,708	31,554
Revolving line of credit	90,140	55,140
Long-term debt, less current portion	189,689	189,913
Payable pursuant to the tax receivable agreement, less current portion	152,309	156,374
Other long-term liabilities	5,074	931
Total Liabilities	475,920	433,912
Stockholders’ Deficit
Preferred stock, $0.00001 par value - 5,000,000 shares authorized; none issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Class A common stock, $0.00001 par value - 1,000,000,000 shares authorized; 112,358,397 and 112,049,981 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	1	1
Class B common stock, $0.00001 par value - 195,000,000 shares authorized; 54,794,479 shares issued and outstanding as of March 31, 2022 and December 31, 2021	1	1
Additional paid-in capital	98,376	95,684
Accumulated deficit	(90,493)	(93,133)
Total stockholders’ equity attributable to Shoals Technologies Group, Inc.	7,885	2,553
Non-controlling interests	(9,333)	(10,051)
Total stockholders' deficit	(1,448)	(7,498)
Total Liabilities and Stockholders’ Deficit	$474,472	$426,414

Shoals Technologies Group, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021
Revenue	$67,976	$45,604
Cost of revenue	41,684	26,830
Gross profit	26,292	18,774
Operating Expenses
General and administrative expenses	13,919	6,816
Depreciation and amortization	2,366	2,068
Total Operating Expenses	16,285	8,884
Income from Operations	10,007	9,890
Interest expense, net	(3,836)	(3,709)
Loss on debt repayment	—	(15,990)
Income (loss) before income taxes	6,171	(9,809)
Income tax (expense) benefit	(1,522)	1,475
Net income (loss)	4,649	(8,334)
Less: net income (loss) attributable to non-controlling interests	2,009	(5,475)
Net income (loss) attributable to Shoals Technologies Group, Inc.	$2,640	$(2,859)

	Three Months Ended March 31, 2022	Period from January 27, 2021 to March 31, 2021
Earnings (loss) per share of Class A common stock:
Basic	$0.02	$(0.06)
Diluted	$0.02	$(0.06)
Weighted average shares of Class A common stock outstanding:
Basic	112,211	93,540
Diluted	112,240	93,540

Shoals Technologies Group, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2022	2021
Cash Flows from Operating Activities
Net income (loss)	$4,649	$(8,334)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	2,694	2,401
Amortization/write off of deferred financing costs	276	5,110
Equity-based compensation	3,831	1,392
Deferred taxes	1,419	557
Gain on sale of assets	—	61
Changes in assets and liabilities:
Accounts receivable	(25,388)	(1,134)
Unbilled receivables	(2,616)	(6,201)
Inventory	(11,111)	(5,971)
Other assets	(3,421)	(3,465)
Accounts payable	(2,106)	(1,693)
Accrued expenses	5,914	(502)
Net Cash Used in Operating Activities	(25,859)	(17,779)
Cash Flows Used In Investing Activities
Purchases of property, plant and equipment	(882)	(863)
Net Cash Used in Investing Activities	(882)	(863)
Cash Flows from Financing Activities
Distributions to non-controlling interest	(2,938)	—
Employee withholding taxes related to net settled equity awards	(1,297)	(137)
Deferred financing costs	—	(94)
Payments on term loan facility	(500)	(150,875)
Proceeds from revolving credit facility	35,000	19,000
Proceeds from issuance of Class A common stock sold in an IPO, net of underwriting discounts and commissions	—	278,833
Purchase of LLC Interests with proceeds from IPO	—	(124,312)
Deferred offering costs	—	(9,619)
Net Cash Provided By Financing Activities	30,265	12,796
Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	3,524	(5,846)
Cash, Cash Equivalents and Restricted Cash—Beginning of Period	9,557	10,073
Cash, Cash Equivalents and Restricted Cash—End of Period	$13,081	$4,227

Shoals Technologies Group, Inc.
Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”) (Unaudited)
(in thousands)
Reconciliation of Net Income (Loss) to Adjusted EBITDA (in thousands):

	Three Months Ended March 31,
	2022	2021
Net income (loss)	$4,649	$(8,334)
Interest expense, net	3,836	3,709
Income tax (expense) benefit	1,522	(1,475)
Depreciation expense	424	405
Amortization of intangibles	2,270	1,996
Payable pursuant to the TRA adjustment (a)	—	—
Loss on debt repayment	—	15,990
Equity-based compensation	3,831	1,392
Acquisition-related expenses	—	—
COVID-19 expenses (b)	—	55
Non-recurring and other expenses (c)	—	339
Adjusted EBITDA	$16,532	$14,077

(a) Represents an adjustment to eliminate the remeasurement of the payable pursuant to the TRA.
(b) Represents costs incurred as a direct impact from the COVID-19 pandemic, disinfecting and reconfiguration of facilities, medical professionals to conduct daily screenings of employees, premium pay during the pandemic to hourly workers in 2020 and direct legal costs associated with the pandemic.
(c) Represents certain costs associated with non-recurring professional services, Oaktree’s expenses and other costs.

Reconciliation of Net Income (Loss) Attributable to Shoals Technologies Group, Inc. to Adjusted Net Income (in thousands):

	Three Months Ended March 31,
	2022	2021
Net income (loss) attributable to Shoals Technologies Group, Inc.	$2,640	$(2,859)
Net income impact from pro forma conversion of Class B common stock to Class A common stock (a)	2,009	(5,475)
Adjustment to the provision for income tax (b)	(475)	1,134
Tax effected net income	4,174	(7,200)
Amortization of intangibles	2,270	1,996
Amortization of deferred financing costs	276	370
Payable pursuant to the TRA adjustment (c)	—	—
Loss on debt repayment	—	15,990
Equity-based compensation	3,831	1,392
Acquisition-related expenses	—	—
COVID-19 expenses (d)	—	55
Non-recurring and other expenses (e)	—	339
Tax impact of adjustments (f)	(1,508)	(4,171)
Adjusted Net Income	$9,043	$8,771

Shoals Technologies Group, Inc.
Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”) (Unaudited)
(in thousands)
(a)    Reflects net income (loss) to Class A common shares from pro forma exchange of corresponding shares of our Class B common shares held by our Founder and management.
(b)    Shoals Technologies Group, Inc. is subject to U.S. Federal income taxes, in addition to state and local taxes with respect to its allocable share of any net taxable income of Shoals Parent LLC. The adjustment to the provision for income tax reflects the effective tax rates below, assuming Shoals Technologies Group, Inc. owns 100% of the units in Shoals Parent LLC.

	Three Months Ended March 31,
	2022	2021
Statutory U.S. Federal income tax rate	21.0%	21.0%
Permanent adjustments	0.1%	(1.2)%
State and local taxes (net of federal benefit)	2.5%	0.9%
Effective income tax rate for Adjusted Net Income	23.6%	20.7%

(c)    Represents an adjustment to eliminate the remeasurement of the payable pursuant to the TRA.
(d)    Represents costs incurred as a direct impact from the COVID-19 pandemic, disinfecting and reconfiguration of facilities, medical professionals to conduct daily screenings of employees, premium pay during the pandemic to hourly workers in 2020 and direct legal costs associated with the pandemic.
(e)    Represents certain costs associated with non-recurring professional services, Oaktree’s expenses and other costs.
(f)    Represents the estimated tax impact of all Adjusted Net Income add-backs, excluding those which represent permanent differences between book versus tax.

Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding (in thousands, except per share):

	Three Months Ended March 31,
	2022	2021
Diluted weighted average shares of Class A common shares outstanding, excluding Class B common shares	112,240	93,540
Assumed pro forma conversion of Class B common shares to Class A common shares	54,794	73,067
Adjusted diluted weighted average shares outstanding	167,034	166,607

Adjusted Net Income (a)	$9,043	$8,771
Adjusted Diluted EPS	$0.05	$0.05

(a)    Represents Adjusted Net Income for the full period presented.